Report of Independent Registered Public Accounting Firm


The Board of Trustees and Shareholders
AllianceBernstein Pooling Portfolios


In planning and performing our audit of the financial statements of AllianceBernstein U.S. Value Portfolio, AllianceBernstein
U.S. Large Cap Growth Portfolio, AllianceBernstein Global Real Estate Investment Portfolio, AllianceBernstein International Value Portfolio, AllianceBernstein International Growth Portfolio, AllianceBernstein Small-Mid Cap Value Portfolio, AllianceBernstein Small-Mid Cap Growth Portfolio, AllianceBernstein Global Value Portfolio, AllianceBernstein Global Research Growth Portfolio, AllianceBernstein Short Duration Bond Portfolio, AllianceBernstein Intermediate Duration Bond Portfolio, AllianceBernstein Inflation Protected Securities Portfolio and AllianceBernstein High-Yield Portfolio (constituting thirteen of the portfolios AllianceBernstein Pooling Portfolios, hereafter referred to as the Funds), as of and for the year ended August 31, 2006, in accordance with the standards of the Public Company Accounting Oversight Board
(United States), we considered their internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A funds internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles. Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a funds assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may d eriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects a funds ability to initiate, authorize, record, process or report external financial data reliably in accordance with U.S. generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of a funds annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board
(United States). However, we noted no deficiencies in the Funds internal control over financial reporting and their operation, including controls for safeguarding securities that we consider to be a material weakness as defined above as of August 31, 2006.

This report is intended solely for the information and use of management and the Board of Trustees of AllianceBernstein U.S. Value Portfolio, AllianceBernstein
U.S. Large Cap Growth Portfolio, AllianceBernstein
Global Real Estate Investment Portfolio,
AllianceBernstein International Value Portfolio, AllianceBernstein International Growth Portfolio, AllianceBernstein Small-Mid Cap Value Portfolio, AllianceBernstein Small-Mid Cap Growth Portfolio, AllianceBernstein Global Value Portfolio, AllianceBernstein Global Research Growth Portfolio, AllianceBernstein Short Duration Bond Portfolio, AllianceBernstein Intermediate Duration Bond Portfolio, AllianceBernstein Inflation Protected Securities Portfolio and AllianceBernstein High-Yield Portfolio and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



New York, New York
October 27, 2006
The Board of Trustees and Shareholders

AllianceBernstein Pooling Portfolios
Page 2